October 13, 2005

U.S. Securities and Exchange Commission

Division of Corporation Finance

450 Fifth Street, N.W.

Washington, DC 20549

RE: PROBE Manufacturing Industries, Inc. – SB-2

Dear Sir/Madame:

We hereby consent to the incorporation by reference in this Registration Statement on Form

SB-2 of our report dated September 30, 2004 on our audit of the financial statements of PROBE Manufacturing Industries, Inc. for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/Michael Johnson & Co., LLC

Denver, CO